UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 14, 2021

Evolve Transition Infrastructure LP

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1360 Post Oak Blvd, Suite 2400
Houston, TX	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 783-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner interests	SNMP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01Entry Into a Materially Definitive Agreement.

Maverick 2 Agreement

As previously disclosed, on April 30, 2021 SEP Holdings IV, LLC (“SEP IV”), a wholly-owned subsidiary of Evolve Transition Infrastructure LP (“Evolve” or, the “Partnership”) entered into a letter agreement (the “Maverick Letter Agreement”) with Bayshore Energy TX LLC (“Maverick Buyer”) pursuant to which SEP IV agreed to sell specified wellbores and other associated assets located in Zavala and Dimmit Counties, Texas (the “Maverick 2 Assets”) for a base purchase price of approximately $1.4 million, which remains subject to customary post-closing adjustments (the “Maverick 2 Divestiture”). The closing of the Maverick 2 Divestiture was conditioned upon SEP IV obtaining certain consents and complying with other preferential rights related to the Maverick 2 Assets. Following the entrance into the Maverick Letter Agreement, SEP IV complied with the preferential rights and obtained multiple consents related to the Maverick 2 Assets. SEP IV did not obtain one of the requested consents and, as a result, the Maverick 2 Assets subject to such consent were removed from the Maverick 2 Assets included in the Maverick 2 Disposition (as adjusted, the “Updated Maverick 2 Assets”) and the base purchase price was adjusted downward by approximately $30,000.

On May 14, 2021, but effective March 1, 2021 (the “Maverick 2 Effective Time”), SEP IV entered into a purchase agreement (the “Maverick 2 Agreement”) with Maverick Buyer, pursuant to which SEP IV sold to Maverick Buyer the Updated Maverick 2 Assets. Pursuant to the Maverick 2 Agreement, other than a limited amount of retained obligations, Maverick Buyer has agreed to assume all obligations and liabilities related to the Updated Maverick 2 Assets that arose on or after the Maverick 2 Effective Time. The Maverick 2 Agreement contains customary representations and warranties by SEP IV and Maverick Buyer, and SEP IV and Maverick Buyer have agreed to customary indemnities relating to breaches of representations, warranties and covenants and the payment of assumed and excluded obligations. The Maverick 2 Divestiture closed simultaneously with the execution of the Maverick 2 Agreement on May 14, 2021.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Maverick 2 Agreement, a copy of which will be filed by the Partnership with its Quarterly Report on Form 10-Q for the quarter ending June 30, 2021.

Limited Waiver of Credit Agreement

Section 9.05 of that certain Third Amended and Restated Credit Agreement, dated as of March 31, 2015, among Evolve, as borrower, the financial institutions from time to time party thereto (the “Lenders”), and Royal Bank of Canada, as administrative agent (the “Administrative Agent”) (as amended, restated, modified or supplemented prior to the date hereof, the “Credit Agreement”), restricts the Partnership and its subsidiaries from making certain investments except as otherwise permitted therein. On May 11, 2021, Evolve entered into a letter agreement with the Administrative Agent and the Lenders (the “Credit Agreement Waiver”), pursuant to which the Lenders waived the provisions of Section 9.05 of the Credit Agreement to the extent, and only to the extent, that Evolve’s entrance into the Letter Agreement (as defined in Item 8.01 below), including any reimbursement payments required to be made by Evolve and the receipt of the Warrants (as defined below), constitutes an investment that is not otherwise permitted under Section 9.05 of the Credit Agreement.

The foregoing description of the Credit Agreement Waiver does not purport to be complete and is qualified in its entirety by the full text of the Credit Agreement Waiver, a copy of which will be filed by the Partnership with its Quarterly Report on Form 10-Q for the quarter ending June 30, 2021.

Item 7.01Regulation FD Disclosure.

On May 17, 2021, the Partnership issued a press release discussing the Levo JV Transaction disclosed in Item 8.01 below. A copy of the press release is included herewith as Exhibit 99.1 and the information in the press release is incorporated by reference into this Item 7.01.

The information included in this Item 7.01 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01Other Events.

Borrowing Base Redetermination

On May 17, 2021, the Partnership received notification that, pursuant to the terms of the Credit Agreement, the Lenders have completed the quarterly review of the borrowing base for the Partnership’s midstream assets. Based on this review, the borrowing base has been set at $90.9 million. The Partnership’s current debt outstanding is $85.0 million, consisting of $75.5 million outstanding under the quarterly amortizing term loan and $9.5 million outstanding under the revolving loan.

The Credit Agreement is a current liability that matures on September 30, 2021. We intend to refinance or extend the maturity of the Credit Agreement prior to its maturity date. However, we may not be able to refinance or extend the maturity of the Credit Agreement or, if we are able to refinance or extend the maturity, we may not be able to do so with borrowing and debt issue costs, terms, covenants, restrictions, commitment amount or a borrowing base favorable to us.

Levo JV Transaction – Letter Agreement

On May 17, 2021, Evolve entered into a letter agreement (the “Letter Agreement”) with Nuvve Holding Corp. (“Nuvve”) and Stonepeak Rocket Holdings LP (“Stonepeak”), relating to the proposed formation of a joint venture, Levo Mobility LLC (“Levo” and such proposed joint venture, the “Levo JV Transaction”). Pursuant to the Letter Agreement, the parties agreed to negotiate in good faith to finalize and enter into definitive agreements for the Levo JV Transaction. However, the parties are not bound to enter into such agreements. Accordingly, there can be no assurance that the parties will enter into definitive agreements for the Levo JV Transaction on the terms described herein, or at all, or that the Levo JV Transaction will be consummated.

If the Levo JV Transaction is consummated on the proposed terms, Levo will utilize Nuvve’s proprietary vehicle-to-grid (“V2G”) technology and capital from Stonepeak and Evolve to help accelerate the deployment of electric fleets, including thousands of zero-emission electric school buses for school districts nationwide through “V2G hubs” and Transportation as a Service (TaaS). If consummated on the proposed terms, Stonepeak and Evolve will fund acquisition and construction costs up to an aggregate capital commitment of $750 million, with a maximum of 10% of such capital commitment being funded by Evolve. Evolve and Stonepeak will be granted the ability to upsize their respective capital commitments upon deployment of at least $500 million of the initial $750 million.

The Letter Agreement further provides that Nuvve will use its reasonable best efforts to obtain stockholder approval of the issuance of shares of Nuvve’s common stock under the Warrants (as defined below) and the SPA (as defined below). Nuvve also agreed to certain exclusivity provisions during the term of the Letter Agreement and to reimburse certain expenses of Stonepeak and Evolve in the event definitive agreements for the Levo JV Transaction are not executed. If Nuvve enters into a competing alternative transaction within 12 months following any termination of the Letter Agreement, then Nuvve, at the election of Evolve and Stonepeak, will pay an alternative transaction fee to Evolve and Stonepeak of $10 million, in which event Evolve and Stonepeak will forfeit the Warrants received by them. If Nuvve is entitled to redeem the Warrants as described below, Evolve and Stonepeak will not be entitled to the alternative transaction fee.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by the full text of the Letter Agreement, a copy of which will be filed by the Partnership with its Quarterly Report on Form 10-Q for the quarter ending June 30, 2021.

Levo JV Transaction – Warrants

In connection with the signing of the Letter Agreement, Nuvve issued ten-year warrants (the “Warrants”) to purchase 6,000,000 shares of Nuvve’s common stock to Evolve and Stonepeak, with Evolve receiving 10% of such Warrants as follows:

●	Series B warrants to purchase 200,000 shares of Nuvve’s common stock, at an exercise price of $10.00 per share, which are fully vested upon issuance;
●	Series C warrants to purchase 100,000 shares of Nuvve’s common stock, at an exercise price of $15.00 per share, which are vested as to 50% of the shares upon issuance and vest as to the remaining 50% when Levo has entered into contracts with third parties for $125 million in aggregate capital expenditures;
●	Series D warrants to purchase 100,000 shares of Nuvve’s common stock, at an exercise price of $20.00 per share, which are vested as to 50% of the shares upon issuance and vest as to the remaining 50% when Levo has entered into contracts with third parties for $250 million in aggregate capital expenditures;
●	Series E warrants to purchase 100,000 shares of Nuvve’s common stock, at an exercise price of $30.00 per share, which are vested as to 50% of the shares upon issuance and vest as to the remaining 50% when Levo has entered into contracts with third parties for $375 million in aggregate capital expenditures; and
●	Series F warrants to purchase 100,000 shares of Nuvve’s common stock, at an exercise price of $40.00 per share, which are vested as to 50% of the shares upon issuance and vest as to the remaining 50% when Levo has entered into contracts with third parties for $500 million in aggregate capital expenditures.

The Warrants may be exercised for cash or on a cashless basis. Nuvve will not be required to net cash settle the Warrants under any circumstances. If the Levo JV Transaction is not consummated by August 16, 2021, and Nuvve notifies Stonepeak and Evolve of its intent to terminate the Letter Agreement, then Nuvve may redeem the Warrants for $0.0001 per Warrant, if Stonepeak and Evolve do not confirm their willingness to enter into definitive agreements on certain material terms.

The exercise price and number of shares issuable upon exercise of the Warrants are subject to adjustment for changes in Nuvve’s capital stock, including stock splits, stock combinations, stock dividends, reclassifications, and distributions of assets (other than ordinary dividends). If Nuvve distributes purchase rights to the holders of its common stock, the holders of the Warrants will be entitled to acquire the number of purchase rights they would have received if the Warrants were exercised prior to such distribution. If Nuvve completes a business combination, the Warrants shall be converted into the right to acquire the property they would have received if the Warrants were exercised prior to such business combination.

Unless Nuvve obtains the approval of its stockholders, the aggregate number of shares of common stock that may be issued under the Warrants and the SPA shall not exceed the maximum number of shares of common stock which Nuvve may issue without stockholder approval under the stockholder approval rules of The Nasdaq Stock Market LLC (“Nasdaq”), including Nasdaq Listing Rules 5635(a) and 5635(d). In addition, unless Nuvve obtains the approval of its stockholders, the Warrants may not be exercised, and elections to purchase under the SPA may not be made, to the extent that, after giving effect to such exercise or election, Stonepeak or Evolve together with their affiliates collectively would beneficially own in excess of 19.99% of Nuvve’s common stock.

The foregoing description of the Warrants does not purport to be complete and is qualified in its entirety by the full text of the form of Warrant, a copy of which will be filed by the Partnership with its Quarterly Report on Form 10-Q for the quarter ending June 30, 2021.

Levo JV Transaction – Securities Purchase Agreement

In connection with the execution of the Letter Agreement, Evolve also entered into a Securities Purchase Agreement, dated May 17, 2021, among Evolve, Nuvve and Stonepeak, (the “SPA”). Under the SPA, from time to time between November 13, 2021 and November 17, 2028, (i) Evolve may elect, in its sole discretion, to purchase up to $25 million in shares of Nuvve’s common stock at a purchase price of $50.00 per share, and (ii) Stonepeak may elect, in its sole discretion, to purchase up to $225 million in shares of Nuvve’s common stock at a purchase price of $50.00 per share. The SPA includes customary representations and warranties, closing conditions and indemnification provisions. In addition, Evolve and Stonepeak may elect to purchase shares under the SPA on a cashless basis in the event of a change of control of Nuvve.

The foregoing description of the SPA does not purport to be complete and is qualified in its entirety by the full text of the SPA, a copy of which will be filed by the Partnership with its Quarterly Report on Form 10-Q for the quarter ending June 30, 2021.

Levo JV Transaction – Registration Rights Agreement

In connection with the execution of the Letter Agreement, Evolve also entered into a Registration Rights Agreement, dated May 17, 2021, among Evolve, Nuvve and Stonepeak (the “RRA”). Under the RRA, Nuvve granted Evolve and Stonepeak demand and piggyback registration rights relating to the sale of the Warrants and the shares of Nuvve’s common stock issuable pursuant to the Warrants and the SPA.

The foregoing description of the RRA does not purport to be complete and is qualified in its entirety by the full text of the RRA, a copy of which will be filed by the Partnership with its Quarterly Report on Form 10-Q for the quarter ending June 30, 2021.

Forward-Looking Statements

This Current Report on Form 8-K contains, and our officers and representatives may from time to time make, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements relate to, among other things, our ability to refinance or extend the maturity of our credit agreement and our plans, objectives, expectations, outlook and intentions. All of these types of statements, other than statements of historical fact included in this communication, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” the negative of such terms or other comparable terminology. The forward-looking statements contained in this communication are largely based on our expectations, which reflect estimates and assumptions made by the management of our general partner. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in forward-looking statements. Our Annual Report on Form 10-K for the year ended December 31, 2020, our Quarterly Report on Form 10-Q for the three months ended March 31, 2021 and other filings with the SEC discuss some of the important risk factors that may affect our business, results of operations, and financial condition and you are encouraged to read such filings. The forward-looking statements speak only as of the date made, and other than as required by law, we do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

99.1	Press Release, dated May 17, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLVE TRANSITION INFRASTRUCTURE LP
By: Evolve Transition Infrastructure GP LLC, its general partner

Date: May 18, 2021	By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer and Secretary